UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

EXCHANGERIGHT INCOME FUND

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56543	36-7729360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Blvd Suite 310
Pasadena, California		91106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 317-4448

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

On November 13, 2023, Grant Thornton LLP (“Grant Thornton”) completed their client acceptance procedures and the Managers of ExchangeRight Real Estate, LLC, which is the sole member and manager of ExchangeRight Income Fund Trustee, LLC, which is the sole trustee of ExchangeRight Income Fund, doing business as ExchangeRight Essential Income REIT (the “Company”), engaged Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021 and the subsequent interim period preceding the date of Grant Thornton’s engagement, neither the Company nor anyone on its behalf consulted Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Grant Thornton to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGERIGHT INCOME FUND By: ExchangeRight Income Fund Trustee, LLC, its trustee By: ExchangeRight Real Estate, LLC, its manager

Date:	November 16, 2023	By:	/s/ David Fisher
David Fisher Executive Managing Principal